PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (this "Agreement") is made as of July 26, 1996 and effective as of July 31, 1996, between ENVIROMETRICS a Delaware corporation (the "Creditor"), and Andrew C. Gillette, a South Carolina resident ("Gillette").

                                    RECITALS:

     A. Trico Envirometrics, Inc., a South Carolina corporation (the "Debtor") is currently indebted to the Creditor in an approximate aggregate amount of Six Hundred Thousand Dollars ($600,000.00 US), which indebtedness is subject to increase (as such may change from time to time, the "Indebtedness") and is now evidenced by a certain Promissory Note of even date herewith in favor of the Creditor (the "Note").

     B. Concurrent herewith, Gillette is purchasing from the Creditor pursuant to a certain Stock Purchase Agreement of even date, all of the outstanding shares of common stock of the Debtor for a purchase price of 45,000 shares of Envirometrics, Inc. common stock. The Creditor has agreed to sell such stock for such price to Gillette subject to, among other conditions, Gillette's executing and delivering this Agreement to the Creditor.

     C. To induce the Creditor to sell to Gillette all of the outstanding shares of common stock of the Debtor for such purchase price, Gillette wishes to pledge to the Creditor all of his interest in Trico Envirometrics, Inc.. and to options to the purchase of shares of common stock of the Creditor to secure (i) payment of the Indebtedness, and (ii) performance of all of the respective covenants, obligations and agreements of each of the Debtor and Gillette, as set forth in the documents evidencing, securing the repayment of, executed in connection with, or otherwise related to the Indebtedness or sale of stock to Gillette, including without limitation, the Stock Purchase Agreement, the Unconditional Guarantee Agreement, the Promissory Note, this Agreement, the Security Agreement and the Accounting Services Agreement, all of even date (collectively, as hereafter amended, modified, extended or renewed from time to time, the "Transaction Documents") all according to the terms and conditions hereinafter set forth.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the representations, warranties and covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to the Creditor to sell all of the issued and outstanding common stock of the Debtor to Gillette, the parties hereby covenant and agree as follows:

     1. Method and Terms of Pledge. To secure (i) the payment of all of the Indebtedness, and (ii) performance of all of the respective covenants, obligations and agreements of each of the Debtor and Gillette, as set forth in the Transaction Documents, or any of them (collectively, the "Obligations"), Gillette hereby pledges, assigns and grants a security interest in all of his interest in Trico Envirometrics Inc. stock and to options to purchase shares of common stock of the Creditor (together with any other securities substituted therefor or issued in addition thereto as herein provided, the "Pledged Securities") to the Creditor. The term "Obligations" shall include all Obligations, whether matured or un-matured, or absolute or contingent, and whether they are from time to time reduced, increased, or entirely extinguished and thereafter reincurred. The term "Obligations" shall further include, without limitation, all liability of the Debtor to the Creditor, whether now or hereafter incurred; whether direct, indirect, or contingent; whether incurred as primary debtor, co-maker or guarantor; whether otherwise guaranteed or secured; and whether on open account, evidenced by an instrument or otherwise. Immediately after execution and delivery of this Agreement, Gillette will deposit or cause to be deposited with the Creditor a certificate in Gillette's name representing the Pledged Securities' or common stock certificates if pledged options are exercised or, with stock powers duly endorsed in blank, and the Creditor will acknowledge receipt thereof.

     2. Representations and Warranties of Gillette. Gillette represents and warrants that he owns the Pledged Securities and that the Pledged Securities are not subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third party to purchase or otherwise acquire the Pledged Securities or any part thereof.

     3. Right to Vote and to Receive Dividends With Respect to Pledged Securities. So long as a default in the payment or performance of any of the Obligations shall not have occurred and be continuing, (i) Gillette shall from time to time be entitled to receive and collect for his own use all dividends paid in cash out of the earned surplus or net profits of the Creditor on any of the Pledged Securities, and (ii) Gillette shall from time to time have the right to vote or to execute waivers or consents with respect to the Pledged
Securities. However, all stock dividends, stock splits or other stock distributions on any or all of the Pledged Securities shall be pledged to and deposited with the Creditor as part of the Pledged Securities pursuant to this Agreement.

     4. Reclassification, Sale, Merger, and Consolidation. The capital stock of the Creditor of Gillette may be sold or exchanged, by merger or otherwise, may be increased or reduced or reclassified and additional shares may be issued to Gillette, provide that any certificates for such additional or reclassified securities shall be pledged to a deposited with the Creditor as part of the Pledged Securities pursuant to this Agreement. Gillette agrees to take all such action, including without limitation, signing such stock powers and UCC financing statements, as may be reasonably requested from time to time by Creditor to perfect or maintain the security interest of Creditor in the Pledged Securities.

     5. Rights and Remedies of Creditor; Exercise. j of Same.

     5.1. Rights and Remedies of Creditor. With respect to the Pledged Securities, the Creditor shall have the rights and remedies of a secured party under the Uniform Commercial Code of South Carolina. Such rights and remedies shall include, without limitation:

     (a) The right, upon the occurrence of any default under the Transaction Documents or in the payment or performance of any of the Obligations (an "Event of Default"), to have the Pledged Securities, or any part thereof, transferred to its name or in the name of its nominee(s);

     (b) The right, upon an Event of Default, to sell, assign, give option or options to purchase, contract to sell or otherwise dispose of, and deliver as much of the Pledged Securities, or any part thereof, in one or more parcels at public or private sale, at any exchange or broker's board as the Creditor may elect, either for cash or on credit, and upon such terms and conditions and at such prices as the Creditor deems best without assumption of any credit risk and without demand or advertisement (unless otherwise required by law);

     (c) At any such private or public sale of the Pledged Securities then remaining, or part thereof, the Creditor may purchase and pay for the same by cancellation of any amount due under the Note, or any other of the Obligations, equal to the purchase price and free of any right of redemption on the pan of Gillette, which right is hereby expressly waived.

     5.2 Exercise of Rights and Remedies by Creditor. The Creditor may exercise any and all of its rights hereunder without demand of performance or other demand, advertisement or notice of any kind to or upon Gillette or any other person or entity, all of which demands, advertisements and notices are hereby expressly waived by Gillette. However, notwithstanding the foregoing sentence, the Creditor shall give then (10) days notice of the time and place of any public sale hereunder or of the time after which a private sale or other intended disposition may occur. In the event of any sale hereunder, the Creditor shall apply the proceeds in the order set forth in Section 6 below. The Creditor may have to resort to the Pledged Securities or any portion thereof with no requirement on its part to proceed first against any other person, entity or property.

     6. Application of Proceeds. The proceeds from the sale of the Pledged Securities or any pan thereof shall be applied by the Creditor in the following order:

     (a) First to the payment of the reasonable costs and expenses of care, safekeeping, collection and sale incurred by the Creditor, including without limitation, reasonable attorneys' fees and all other reasonable expenses, liabilities and costs incurred by the Creditor in connection therewith;

     (b) Next to the payment of all amounts then owing and unpaid, whether principal, interest or otherwise, pursuant to the Obligations, in such order as the Creditor may elect; and

     (c) finally to the payment to Gillette or as required by applicable law of any surplus then remaining from such proceeds.


     7. Anticipation and Release of Collateral.

     (a) The Debtor may anticipate payment of the Note in whole or in part without penalty as specified in the Note.

     (b) Upon full and complete payment and performance of all of the Obligations and upon written notice by Gillette to the Note holder as defined in the Note, the Creditor shall duly transfer and deliver to Gillette the Pledged Securities deposited hereunder, and this Agreement shall terminate.

     8. Payment of Installments and Release of Collateral. Beginning on the second anniversary of this Agreement, and continuing on every anniversary thereafter, the Creditor shall, at the request of Gillette, release and deliver to Gillette a number of Trico Envirometrics, Inc. stock and options (or shares if options have been exercised); provided, however, that at no time shall the Creditor be obligated to release any such options or shares unless the value of the shares retained by the Creditor equals at least two (2) times the amount of the Obligations then outstanding. For purposes of this Section 8, the value of each option or share of the Pledged Securities shall be deemed to equal (i) the anniversary date, if the security is then traded on a recognized public market, or (ii) an amount agreed by the parties or determined by a qualified appraiser (who shall be agreeable to the parties and paid for by Gillette) to be the value of a share of such security as of the applicable anniversary date, if such security is not then traded on a recognized public market. Any shares to be released to Gillette pursuant to this Section 8 shall be released within thirty
(30) days of the determination of the value of the Pledged Securities. Upon the payment to the Creditor of all remaining unpaid principal, interest and all other amounts due under the Note, the Creditor shall deliver the stock certificate or option agreement evidencing the remaining Pledged Securities to Gillette.

     9. Further Assurances. Gillette agrees that he will duly execute and deliver to the Creditor any additional documents which may be reasonably requested by Creditor to give effect fully to the security interest granted to the Creditor hereunder.

     10. Notices. All notices, requests and demands to or upon the respective parties shall be in writing and shall be deemed to have been given or made when sent by certified mail, postage prepaid, addressed:

     In the case of Gillette to:

Andrew C. Gillette
4055 Faber Place Drive
Suite 201
Charleston, SC 29405


and
1085 Stonehenge Drive Hanahan, SC 29406

with a copy to:

Steveri L. Smith, Esquire
Smith, Collins & Dusenbury, P.A. 7455 Cross County Road
Suite 1
Charleston, SC 29423

In the case of the Creditor, to:

Envirometrics, Inc.
9229 University Boulevard
Charleston, South Carolina
Attn.: Richard D. Bennett, President

with a copy to:

Timothy D. Scrantom, Esquire
Ten State Street
Charleston, South Carolina

     or to such other address as may be specified by any party in a written notice given to the other parties.

     11.  Governing  Law.  This  Agreement,   and  the  respective   rights  and
obligations of the parties hereunder, shall be interpreted, governed, and enforced according to the laws of South Carolina, without regard to the choice of law principles of it or any other jurisdiction.

     12. Venue and in Personam Jurisdiction. Any cause of action arising from the terms of this Agreement shall be brought only in a state or federal court in the City of Charleston, South Carolina, which shall be the exclusive and sole venue for the adjudication of any disputes hereunder. Gillette consents to exercise by the aforementioned courts of in personam jurisdiction over him with respect to any cause of action brought pursuant to this Agreement.

     13. .Parties In Interest. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.


     1N WITNESS WHEREOF, the parties have caused this Agreement executed as of the day and year first above written.

ENVIROMETRICS, INC.

By: Richard D. Bennett
President & CEO


By:

Elsie L. Rose, CPA Treasurer

     I, Deborah B. Gillette 1085 Stonehenge Drive, Hanahan, SC 29406 Gillette, a South Carolina resident, hereby pledge and grant to Envirometrics, Inc. pursuant to the terms of the foregoing Pledge Agreement any and all rights which I many now or hereafter have in or to any of the Pledged Securities, as defined in the foregoing Pledge Agreement, including without limitation, any and all fights in or to the Pledged Securities which may have arisen or at any time hereafter may arise under the laws of any jurisdictions a result of my marital relationship with Andrew C. Gillette or otherwise

Deborah B. Gillette Jan 10, 1997